capgreenberg

May 20, 2014

By email to joey@joeynewyork.com

Ms. Joey Chancis
CEO
Joey New York Inc.
Trump Tower I
16001 Collins Ave. #3202
Sunny Isles Beach, FL 33160

Dear Joey:

This letter agreement (the “Agreement”) sets forth the terms and conditions under which Joey New York Inc. (the “Company”) has retained CAP Greenberg LLC (“CAP G”) to render certain strategic and capital raising activities.

Services

During the term of the Agreement, Cap G will act as the Company’s exclusive advisor in connection with an acquisition of a personal care company and the introduction of the Company to potential investors for the purpose of raising debt and equity capital and other possible strategic partners and/or acquisitions.  To the extent that securities are sold, these services will be rendered by Lynx Capital, LLC (“Lynx”), with Joyce I. Greenberg as the “key” registered representative.

Fees

A retainer payment is due within 10 (ten) days of the signing of this engagement letter.  The retainer is $35,000, which can be paid monthly over two payments of $17,500.  In addition, success fees will be owed upon the closing of debt and equity financings.  If a securities transaction is contemplated, then a separate agreement will be established between Lynx and the Company.  The success fee for any debt financing that Cap G or Lynx arranges will be 1% for senior debt and 3% for mezzanine debt.  The success fee owed for equity capital raised is 7%.   The success fees will be reduced if the securities are placed with those individuals and entities the Company has had discussions and/or relationships with prior to the date of this agreement and such discussions have taken place within the last twelve months.

Expenses

In addition to any fees that may be payable under this Agreement, the Company agrees to reimburse CAP G, upon request made from time to time, for all of its reasonable and documented out-of-pocket expenses incurred in connection with this engagement, including the reasonable fees and disbursements of its legal counsel (with such legal fees to be pre-approved by the Company).  Additionally, CAP G may request reimbursement for data services, printing, postage and overnight delivery service, among other things.   Notwithstanding the foregoing, all expenses in excess of U.S. $1000 must be pre-approved by the Company.

CAP Greenberg LLC, 750 Lexington Avenue Suite 1501, New York, New York 10022

capgreenberg

Term

The term of the Agreement is twelve (12) months.  Notwithstanding the termination of this Agreement, the Company will remain obligated to pay CAP G if the Company, within eighteen (18) months after any termination, enters into a financing agreement with any investors to which Lynx or CAP G made introductions. Upon either the expiration of this Agreement or the earlier termination, CAP G will furnish to the Company a list of prospective investors (the “List”) which were approved by the Company and who have been contacted with respect to this Agreement.

Confidentiality

Any proprietary information provided to CAP G or Lynx by the Company shall be held in confidence and be used only for the purpose proposed herein.  Upon termination of this Agreement, CAP G hereby agrees to return (or otherwise destroy) all proprietary information provided by the Company, except that CAP G shall be able to retain copies of any such materials they deem in their sole discretion to be commercially appropriate working papers kept in confidence by CAP G.  The confidentiality of said proprietary information shall survive the termination of this Agreement.

Non Circumvention

It is hereby agreed that CAP G will not make commercial use of the introductions made to potential acquisition targets except as may be provided under a separate agreement with the Company.

Other

This Agreement shall be governed by the laws of the State of New York applicable to contracts executed and fully performed in New York. In the event of a dispute, the parties shall engage in a good faith effort to reach an amicable resolution, with or without the assistance of a mediator, prior to commencing legal action.  The parties hereby consent to the exclusive jurisdiction of the State and Federal courts in the State and County of New York to adjudicate any dispute that may arise between them. In the event that a dispute arises with respect to any portion of the fees payable, or expenses reimbursable, to CAP G, and a lawsuit is commenced, the prevailing party in such lawsuit shall be responsible for the non-prevailing party’s reasonable attorneys’ fees, and the prevailing party shall be entitled to an award of such fees.

In acknowledgment that the foregoing and the attached Exhibit A correctly set forth the understanding reached by CAP G and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

CAP Greenberg LLC, 750 Lexington Avenue Suite 1501, New York, New York 10022

capgreenberg

Sincerely,

CAP Greenberg LLC
By:	/s/ Joyce I. Greenberg
Joyce I. Greenberg CEO
Accepted and Agreed:
Joey New York Inc.
By:	/s/Joey Chancis

Name and Title:	Joey Chancis CEO Joey New York Inc.

Date:	6-11-2014

C:  Theodore J. Deutz, Lynx Capital, LLC

CAP Greenberg LLC, 750 Lexington Avenue Suite 1501, New York, New York 10022

capgreenberg

Exhibit A

Representations of the Company The Company hereby represents and warrants that any and all information supplied hereunder in connection with any and all services to be performed hereunder by CAP Greenberg  and Lynx for and on behalf of the Company shall be, to the best of the Company’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading.  The Company hereby acknowledges that the ability of CAP Greenberg and Lynx to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to the CAP Greenberg and Lynx.  The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been, or will be, duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.  The representations and warranties set forth herein shall survive the termination of this Agreement.

Indemnity and Contribution The Company agrees to indemnify and hold harmless CAP Greenberg and Lynx and their affiliates (and their respective control persons, partners, directors, officers, employees, independent contractors and agents) to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of one (1) lead counsel plus appropriate local counsel and all reasonable travel and other out-of-pocket expenses incurred in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding arising therefrom, whether CAP Greenberg or Lynx, or any other indemnified person is a party or is appearing as a witness on the Company’s behalf) arising out of or related to any actual or proposed transaction pursuant to this Agreement or CAP Greenberg’s  engagement hereunder; provided, however, there shall be excluded from such indemnification any such claims, losses, damages, liabilities, costs or expenses to the extent that they arise out of or are based upon any action or failure to act by CAP Greenberg or Lynx, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, misconduct or negligence on the part of CAP Greenberg and Lynx.  In the event that the foregoing indemnity is  judicially determined to be unavailable (for reasons other than CAP Greenberg’s or Lynx’s action or failure to act as delineated in the preceding sentence), then the Company shall contribute to amounts paid or payable by CAP Greenberg, Lynx and other indemnified parties in respect of such claims, losses, damages, liabilities, costs and expenses in such proportion as appropriately reflects the relative fault of, the Company, and CAP Greenberg and Lynx in connection with the matters as to which such claims, losses, damages, liabilities, costs and expenses relate and other equitable considerations.

The Company will not, without the prior written consent of CAP Greenberg or Lynx, which shall not be unreasonably withheld, settle any litigation for which indemnification or contribution may be sought hereunder unless such settlement includes an express, complete and unconditional release of each indemnified person with respect to all claims asserted in such litigation.  Neither CAP Greenberg, Lynx, nor any indemnified person seeking indemnification or contribution under this Agreement shall, without the Company’s prior written consent, settle any such litigation.

The provisions of this Exhibit A shall be in addition to any liability which the Company may otherwise have to CAP Greenberg or Lynx; shall not be limited by any rights that CAP Greenberg, Lynx or any other Indemnified Party may otherwise have; shall remain in full force and effect regardless of any termination of this agreement; and shall be binding upon any successors or assigns of CAP Greenberg, Lynx and the Company.

CAP Greenberg LLC, 750 Lexington Avenue Suite 1501, New York, New York 10022